EXHIBIT 16

                              Arthur Andersen & Co.
                          Certified Public Accountants
                        21/F Edinburgh Tower The Landmark
                             15 Queen's Road Central
                                    Hong Kong
                               Tel. 852 2852 0222
                               Fax. 852 2815 0548


September 17, 1999



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549
USA

Dear Sirs:

We have read Item 4 of the Report on Form 8-K/A-3 of Physical Spa & Fitness, Inc. and we agree with statements contained therein as they relate to our firm.


Very truly yours,


/s/Arthur Andersen & Co.